UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2006

AMERIPRISE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 28, 2006, the Board of Directors (“Board”) of Ameriprise Financial, Inc. (the “Company”) adopted resolutions amending the Company’s By-Laws to change the vote standard for the election of directors in uncontested elections from a plurality to a majority of votes cast.  The Board acted upon the recommendation of its Nominating and Governance Committee.  A majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the number of votes cast with respect to that director’s election.  When an election of directors is contested, the vote standard will continue to be a plurality of votes cast.  An election is contested when the number of candidates for election as directors exceeds the number of directors to be elected.

The By-Law amendments also provide that if a nominee who already serves as a director is not elected and no successor has been elected, the director shall promptly tender his or her resignation to the Board of Directors, unless such director previously tendered his or her resignation, to become effective upon such director’s failure to be reelected.  The Nominating and Governance Committee (the “Committee”) will then make a recommendation to the Board on whether to reject the resignation, or whether other action should be taken.  The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.  The director who tenders his or her resignation shall not vote on the Committee’s recommendation or the decision of the Board with respect to his or her resignation.  If a nominee who is not an incumbent director is not elected, or if a director’s resignation is accepted, then the Board, in its discretion, may fill the resulting vacancy or decrease the size of the Board.  A director who is required to tender his or her resignation may instead resign voluntarily, subject to certain conditions.

The Company’s By-Laws were also amended to provide that a stockholder submitting a nomination or proposal for business must provide notice to the Secretary of the Company.  The notice must include, among other items, a signed questionnaire, representation and agreement providing the Company with information about potential conflicts of interest or special interests that could affect such nominee’s ability to act in the best interest of shareholders or comply with fiduciary duties, and such nominee’s eligibility to serve as an independent director.  Candidates must also agree that they will abide by the aforementioned mandatory tender of resignation provisions and other policies and guidelines.  Prior to the By-Law amendments, the notice was required to include information required to be disclosed in connection with solicitations for proxies, descriptions of the business that the stockholder proposed to bring, and the stockholder’s identifying information.  The amendments added to those requirements an additional obligation to disclose information about potential conflicts of interest and related transactions between nominees and the stockholder making the nomination or proposal, or the beneficial owner, if any, on whose behalf the nomination or proposal is being made.

The Board also made certain technical and conforming amendments to the By-Laws.

The By-Law amendments are effective as of November 28, 2006 and are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(d)          Exhibits.

The Following exhibit is filed as part of this Report:

Exhibit No.	Description

Exhibit 3.1	Text of Amendments to the Amended and Restated By-Laws of Ameriprise Financial, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: December 1, 2006	By:	/s/ Thomas R. Moore
		Name:	Thomas R. Moore
		Title:	Vice President, Chief Governance Officer, and Corporate Secretary